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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 14, 2006 relating to the financial statements of QuatRx Pharmaceuticals Company which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP
Detroit, Michigan
March 14, 2006